EMPLOYMENT AGREEMENT
                              --------------------


     THIS AGREEMENT made and entered into on this 1st day of September, 1999 (the "Effective Date"), by and between STARTRONIX INTERNATIONAL INC., a Delaware corporation (the "Company"), and LLOYD ADAMS a resident of the State of Georgia ("Executive"). In consideration of the employment by the Company and of the compensation and other remuneration paid, and to be paid, by the Company and received by Executive for such employment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Executive, it is agreed by and between the parties hereto as follows:

     1.     EMPLOYMENT:   The Company agrees to employ Executive as its Chairman
            -----------
and Co-Chief Executive Officer and Executive agrees that he will devote his full productive time, skill, energy, knowledge and best efforts during the period of his employment to such duties as the Chairman and Co-Chief Executive Officer and the Board of Directors of the Company may reasonably assign to him, and he will faithfully and diligently endeavor to the best of his ability to further the best interest of the Company during the period of his employment. Certain of such duties are summarized in Schedule A. However, Executive is not prohibited from (a) making personal investments in any other businesses, as long as those investments do not require Executive to participate in the operation of the companies in which he invests and such other businesses are not in competition with the Company or any of its subsidiaries or (b) from participating as a Board member of a not for profit entity or of a non-competing business enterprise, provided such activities do not impinge on the time available to provide his services to Company.

    2.      TERMS  OF  EMPLOYMENT:    Executive's  employment will begin on
           ----------------------
the date hereof and will end on September 1st 2004 a term of five (5) years, unless earlier terminated in accordance with Sections 4 or 5 hereof or extended upon the mutual consent of both parties.

     3.     COMPENSATION:  On  the  terms  and subject to the conditions of this
            -------------
Agreement, (i) the Company will pay Executive a salary and a bonus determined in accordance with Schedule B, (ii) the Company will provide Executive with three weeks of vacation per year and other employee consistent with those provided by the Company to similarly situated executives. Such additional benefits shall include medical (including hospital) and dental insurance for Executive and his dependence. However, the parties acknowledge that at present the company does not have medical insurance for its key employees. Accordingly, until such time as the Company obtains and makes available to Executive medical insurance for Executive and his dependents comparable to that afforded to Executives, the Company shall pay Executive $250 per month to allow him to pay for such insurance. Executive will be entitled to reimbursement of all expenses incurred by him in the performance of his duties, in accordance with the company's normal policy, subject to presenting of appropriate vouchers.

     4.     ILLNESS OR INCAPACITY:  Executive is entitled to absences because of
            ----------------------
illness or incapacity of no more than a total of ninety (90) days in each calendar year. If Executive cannot perform his duties because of illness or incapacity for more than a total of ninety (90) days in any year, the Company may terminate this Agreement upon thirty (30) days' written notice to Executive. Executive is not entitled to receive, and the Company shall not be required to pay, Executive's compensation hereunder for absences because of illness or incapacity other than the total of ninety (90) days in each year granted to Executive under this Section 5. If Executive returns to work and is able to discharge his duties in full, Executive shall be deemed reinstated and thereafter shall be entitled to full compensation hereunder.

           5.     TERMINATION.
                  -----------

          a. This Agreement and the employment of Executive may be terminated as follows:

               (1) By the Company (i) pursuant to Paragraph 5, 6 or 7, (ii) upon commission by the Executive of any felony or material misdemeanor under federal, state or local laws or ordinances, except traffic violations or (iii) upon the failure of Executive to diligently or competently discharge the duties assigned to him pursuant to this Agreement; or

               (2) (i) By Executive upon thirty (30) days' written notice to the Company or (ii) by the Company upon thirty (30) days' written notice to Executive, or

               (3) By the Company upon material violation by Executive of any of the terms and conditions of this Agreement or the breach by Executive of any representation or warranty made to the Company herein or in any other agreement, document or instrument executed by Executive and delivered to the Company, or should any representation or warranty made by Executive hereunder or thereunder prove to have been false or misleading in any material respect when made or furnished; or

               (4)     By  the  Company  upon  the  death  of  Executive.

          b. In the event Executive is terminated by the Company for any reason (including, without limitation, in accordance with Paragraph 8(a)(2)(ii)) other than pursuant to Paragraph 8(a)(1) or 8(a)(3), the Company shall (i) pay Executive his then current salary (subject to decrease pursuant to Schedule A, but without any increase thereafter pursuant to Schedule A) and provide Executive with Group Health Insurance, but no other compensation or benefits, for the Applicable Period beginning with the date of termination and (ii) subject to the Executive's strict adherence to and performance of the covenants set forth in Paragraph 7, not later than twenty-four (24) months after the date of such termination, an amount equal to [the lesser of (x) $250,000 and (y) two percent (2%) of the average Net Income Amount (as defined in Schedule A) of the Company for the two full twelve (12) month periods following the date of such termination]. If Executive is terminated pursuant to Paragraph 8(a)(1) or 8(a)(3) or Executive terminates his employment pursuant to Paragraph 8(a)(2)(i), Executive shall be entitled only to compensation accrued through the date of termination and all benefits accrued as of such date, and shall not be entitled to any portion of the payment set forth in clause (ii) of this Paragraph (b).

          c. For purposes of this Agreement, the term "Applicable Period" means: (i) ninety (90) days, in the case of a notice given to Executive prior to the first anniversary of the date on which Executive commenced his employment with the Company or its affiliate (the "Employment Date"); (ii) one hundred eighty (180) days, in the case of a notice given to Executive on or after the first anniversary and prior to the second anniversary of his Employment Date, and (iii) one (1) year, in the case of a notice given to Executive on or after the second anniversary of his Employment Date.

        6.     TERMINATION OF AGREEMENT UPON SALE OR TERMINATION OF COMPANY'S
               BUSINESS:
               --------------------------------------------------------------

                     (a) Not--with-standing anything to the contrary contained in this Agreement, the Company may terminate Executive employment (i) upon thirty (30) days' written notice to Executive, without cause or reason or (ii) without notice, with "cause" (as hereinafter defined). In addition, this agreement will terminate automatically upon the death of the Executive. "Cause" means any act or omission by Executive which, in reasonable judgment of the Company, is inimical to the company's best interests. In the event of any dispute between the Company and Executive as to whether the Company's basis for such termination constituted "cause" Executive will have the burden of proving that the company's determination was reasonable. In addition to the occurrence of any of the following events:

               (1) The acquisition, directly or indirectly, of any "person" (excluding any "person" who on the date hereof owns or controls ten percent (10%) or more of the voting power of the Company's common stock), as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, within any twelve (12) month period of securities of the Company representing an aggregate of fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; provided, that for purposes of this Paragraph (a), "acquisition" shall not include shares which are received by a person through gift, inheritance, under a will or otherwise through the laws of descent and distribution;

               (2) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board"), cease for any reason to constitute at least a majority thereof, unless the election of each new director was approved in advance by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period; or

               (3) The occurrence of any other event or circumstance which is not covered by (1) or (2) above which the Board determines affects control of the Company and, in order to implement the purposes of this Agreement, adopts a resolution that such event or circumstance constitutes an "event" under this Paragraph 6.

     (b) If the Company terminates Executive's employment without cause (including a resignation by Executive upon or following breach or constructive termination by the Company under applicable law), the Company shall thereupon pay Executive in a lump sum (in addition to base salary and bonus, as provided in Schedule B, during the thirty (30) day notice period) severance pay in an amount equal to:

(i)     one  month's  base  salary, if termination occurs to prior to October 1,
        2000
(ii)    three month's base salary, if termination occurs to prior to October 1,
        2001
(iii)   six  month's base salary, if termination occurs to prior to October 1,
        2002

                       (c) If termination of Executive's employment shall occur by reason of the death or resignation of Executive (except for a resignation upon or following breach or constructive termination by the Company under applicable law), or because the Company terminates Executive's employment for "cause" (as hereinafter defined), no severance pay or benefits will be payable beyond the date of termination.

             7.           DISCLOSURE  OF  INFORMATION;  NONSOLICITATION;
                          NONCOMPETITION.
                          ----------------------------------------------

     a. DEFINITIONS. For purposes of this Paragraph 5, the following terms shall have the meanings specified below:

                 "BUSINESS"  -  the  development,  marketing and distribution of
                  --------
products or services of the type offered by the Company or any of its subsidiaries, including (i) the development, marketing and distribution of (1) screen phones, touch screens and other receiving hardware to provide home shopping, bill paying, banking, utility meter reading, swipe-card services, access to video and audio programming (whether from low-orbiting satellites or other sources), wireless communications and emergency response, and related hardware or software, and (2) wireless communi-cations and/or pagers, including without limitation hardware and services related to a telecom/pager wrist watch with access to information, including winning lottery numbers, weather conditions, sports scores and stock market and financial data, and related hardware and software; (ii) the provision of international long distance, domestic long distance or local telephone time or services in the United States, including (1) the prepayment of telephone charges, (2) telephone debit cards,
(3)  international  or domestic long distance local telephone sales or resale's,
(4) international calling from non-U.S. locations to the United States, (5) "1 plus 1" residential telephone service, or (6 business telephone service and (iii) the provision of environmental, surveying, engineering, mapping and right-of-way acquisition consulting services;

                 "CONFIDENTIAL  INFORMATION"  -  information  relating  to  the
                  -------------------------
operations, customers, or finances of the Company, or the Business, that derives value from not being generally known to other Persons, including, but not limited to, technical or non technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, and lists of or identifying information about actual or potential customers or suppliers, whether or not reduced to writing, certain unpatented information relating to the research and development, manufacture or serving of the Company's products, information concerning proposed new products, market feasibility studies and proposed or existing marketing techniques or plans. Confidential Information also includes the same types of information relating to the operations, customers, finances, or Business of any affiliate of the Company, if such information is learned by Executive during the term of this Agreement or in connection with Executive's performance of Services. Con-fidential Information also includes information disclosed to the Company by third parties that the Company is obligated to maintain as confiden-tial. Confidential Information may include information that is not a trade secret, but Confiden-tial Information that is not also a trade secret shall constitute Confidential Information only for three (3) years after the Termination Date;

                  "CUSTOMER"  - any customer of the Company in the United States
                   --------
that Executive, during the one year period prior to the Termination Date, (i) provided goods or services to or solicited on behalf of the Company; or (ii) about whom Executive possesses Confidential Information;

                          "PERSON"  -  any individual, corporation, partnership,
                           ------
limited liability company, association, municipality, government agency, government, unin-corporated organization or other entity;

                          "SERVICES"  -  the duties and functions that Executive
                           --------
shall provide in the United States as an Executive of the Company and that Executive shall be prohibited from providing in the United States in competition with the Company in accordance with the terms of this Agreement, including the duties and functions expressly set forth on Schedule B attached hereto. Executive acknowledges that Executive has been informed of and discussed with the Company the specific activities that Executive will perform as Services and that Executive understands the scope of the activities that constitute Services under this Agreement;

                "TERMINATION  DATE"  - the last day Executive is employed by the
                 -----------------
Com-pany, whether the termination is voluntary or involuntary and whether with or without cause; and

     b. CONFIDENTIAL INFORMATION. Executive shall protect Confidential Information. Except as required in connection with work for the Company, Executive will not use, disclose or give to others, during or after Executive's employment, any Confidential Information.

     c. RETURN OF MATERIALS. On the Termination Date or for any reason or at any time at the Company's request, Executive will deliver promptly to the Company all materials, documents, plans, records, notes, manuals, subcontracts, procedures and other papers and any copies thereof in Executive's possession, custody or control relating to the Company or the Business, all of which at all times shall be the property of the Company.

     d. SOLICITATION OF CUSTOMERS. During employment and for two (2) years after the Termination Date, Executive will not solicit Customers within the United States for the purpose of providing products or services comparable to those provided by the Business, except on behalf of the Company.

     e. SOLICITATION OF COMPANY EMPLOYEES. During employment and for two (2) years after the Termination Date, Executive will not solicit for employment with another Person anyone who is or was, at any time during the one year period prior to the Termination Date, an employee of the Company.

     f. SERVICES PROVIDED TO COMPETITORS. During employment and for two (2) years after the Termination Date, Executive will not provide Services within the United States to any Person that offers or provides products or services of the types provided by the Company in the Business.

     g. DISPARAGEMENT. Executive shall not at any time make false, misleading or disparaging statements about the Company, including the Business, management, employees and Customers.

     h. PRIOR AGREEMENTS. Executive represents and warrants that Executive is not under any obligation, contractual or otherwise, limiting, impairing or affecting Executive's performance of Services. Upon execution of this Agreement, Executive shall give the Company any agreement with a prior employer or other Person purporting to limit or affect, in any way, Executive's ability to work for the Company, to solicit customers or potential customers or employees or to use any type of information.

     i. FUTURE EMPLOYMENT OPPORTUNITIES. Prior to and for two (2) years after the Termination Date, Executive shall (a) provide any prospective employer with a copy of this Agreement, and (b) upon accepting any position, provide the Company with the employer's name and a description of the services, if any, Executive will provide for such employer.

     j. WORK FOR HIRE ACKNOWLEDGMENT; ASSIGNMENT. All writings, draw-ings, photographs, tapes, recordings, computer programs and other works in any tangible medium of expression, regardless of the form of medium, which have been or are prepared by Executive, or to which Executive contributes, in connection with Executive's employ-ment by the Company (collectively the "Works") and all copyrights and other rights in and to the Works, belong solely, irrevocably and exclusively throughout the world to the Company as works made for hire. However, to the extent any court or agency should conclude that the Works (or any of them) do not constitute or qualify as a "work made for hire," Executive hereby assigns, grants and delivers, solely, irrevocably, exclusively and throughout the world to the Company all copyrights and other rights to the Works. Executive also agrees to cooperate with the Company and to execute such other further grants and assignments of all rights as the Company from time to time reasonably may request for the purpose of evidencing, enforcing, registering or defending its ownership of the Works and the copyrights in them, and Executive hereby irrevoca-bly constitutes and appoints the Company as Executive's agent and attorney-in-fact, with full power of substitu-tion, in Executive's name, place and stead, to execute and deliver any and all such assignments or other instruments which Executive shall fail or refuse promptly to execute and deliver, this power and agency being coupled with an interest and being irrevo-cable. Without limiting the preceding provisions of this Paragraph 8(j), Executive agrees that the Company may edit and otherwise modify, and use, publish and otherwise exploit, the Works in all media and in such manner as the Company, in its discretion, may determine.

     k. INVENTIONS, IDEAS AND PATENTS. Executive shall disclose promptly to the Company (which shall receive it in confidence), and only to the Company, any invention or idea of Executive (developed alone or with others) conceived or made during Executive's employment by the Company (or, if related to the Business, during employment or within one year after the Termination
Date). Executive assigns to the Company any such invention or idea in any way connected with Executive's employment or related to the Business, research or development of the Company, or demonstrably anticipated research or development of the Company, and will cooperate with the Company and sign all papers deemed necessary by the Company to enable it to obtain, maintain, protect and defend patents covering such inventions and ideas and to confirm the exclusive ownership of the Company of all rights in such inventions, ideas and patents, and irrevoca-bly appoints the Company as its agent to execute and deliver any assignments or documents Executive fails or refuses to execute and deliver promptly, this power and agency being coupled with an interest and being irrevocable.

This constitutes written notification to Executive that this assignment does not apply to an invention for which no equipment, supplies, facility or trade secret information of the Company or any Customer was used and which was developed entirely on Executive's own time, unless (a) the invention relates (i) directly to the Business or (ii) to the actual or demonstrably anticipated research or develop-ment of the Company, or (b) the invention results from any work performed by Executive for the Company.

     l.     INDEPENDENCE  OF COVENANTS.  The covenants contained herein shall be
            ---------------------------
construed as agreements independent of each other and of any other provision of this or any other contract between the parties hereto, and the existence of any claim or cause of action by Executive against the Company, whether predicated upon this or any other contract, shall not constitute a defense to the enforcement by the Company of said covenants.

     m.     RIGHT  TO  INJUNCTIVE RELIEF.    (a) Executive recognizes and agrees
            -----------------------------
that the injury the Company will suffer in the event of the Executive's breach of any covenant or agreement contained herein cannot be compensated by monetary damages alone, and Executive therefore agrees that the Company, in addition and without limiting any other remedies or rights that it may have, either under his Agreement or otherwise, shall have the right to obtain an injunction against Executive from any court of competent jurisdiction enjoining any such breach.

8.       MISCELLANEOUS.
         -------------

     a. This Agreement may be assigned by the Company to any successor in interest to its business, which successor in interest shall be bound herein to the same extent as the Company. Executive agrees to perform his duties for such successor in interest to the same extent as he would for the Company.

           b. This is a personal agreement on the part of Executive and may not be sold, assigned, transferred or conveyed by Executive.

           c. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

     d. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     e. This Agreement states the entire agreement and understanding between the parties and supersedes all prior understandings and agreements.

     f. No change or modification to this Agreement shall be valid unless in writing and signed by both parties hereto.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                              STARTRONIX  INTERNATIONAL  INC.

                                    /s/ Greg Gilbert
                              By:  _____________________________
                                   Name:  Greg  Gilbert
                                   Title:   President  &  Co-CEO


                              EXECUTIVE:

                                   By:    /s/ Lloyd Adams
                                   Name:  Lloyd  Adams

ATTEST:

/s/ Gabrial Nassar
__________________________
By:  Gabrial  Nassar,  Secretary

                               SCHEDULE  A  -  SALARY  AND  BONUS
                               ----------------------------------

     SALARY. Commencing on the first day of the second fiscal quarter, the Company shall pay Executive for each of the next twelve months, a Monthly Salary (as defined below) based on the Net Income Amount (as defined below) for the previous full fiscal year, according to the following table:


ANNUAL NET INCOME AMOUNT                           CORRESPONDING MONTHLY SALARY

less than or equal to $1.2 million                            $10,000
greater than $1.2 million but less than
or equal to $6 million                                        $15,000
greater than $6 million but less than or
 equal to $12 million                                         $20,000
greater than $12 million                                      $25,000


     For purposes of this Agreement, "Net Income Amount" means the Company's annual net income before income taxes and "Monthly Salary" means Executive's monthly salary, before deductions. The Company will deduct from payments of Monthly Salary to Executive all federal, state and local income tax, FICA, FUTA, and other withholdings as required by law. For purposes of this Agreement, the Company's net income and gross sales shall be determined in accordance with generally accepted accounting principles in the United States, applied as a basis consistent with prior periods.

          BONUS. On the last day of each of the second, third and fourth fiscal quarters following the end of the previous full fiscal year of the Company, the Company shall pay Executive a cash bonus equal to one-third of the Net Income Amount for such full fiscal year multiplied by the Applicable Percentage; provided that no cash bonus shall be payable to Executive on any date unless Executive is employed by the Company on that date.


ANNUAL NET INCOME AMOUNT                                  APPLICABLE PERCENTAGE
------------------------                                  ---------------------
less than or equal to $1.2 million                                 1%
greater than $1.2 million but less than or equal to $6 million     2%
greater than $6 million but less than or equal to $12 million      3%
greater than $12 million                                           4%

               SCHEDULE B - SUMMARY OF EMPLOYEE STOCK OPTION PLAN
               --------------------------------------------------


To  be  determined  by  the  Compensation  Committee  of the Board of Directors